EXHIBIT 9.1

                             VOTING TRUST AGREEMENT


NO CERTIFICATE IN THE VOTING TRUST ESTABLISHED HEREBY HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAW OF ANY STATE, EACH SUCH CERTIFICATE BEING ACQUIRED BY THE HOLDER THEREOF IN A TRANSACTION EXEMPT FROM THE REGISTRATION PROVISIONS OF SUCH LAWS.

         THIS VOTING TRUST AGREEMENT (the "Voting Trust Agreement") is made and entered into as of this 7th day of January, 2003, by and among TMRC, L.L.P. ("Tracker"), Mark T. Walton ("Walton"), Ronnie L. Spradling, Robert C. Siddons ("Siddons"), JE Simpson Family Partners, LP, Stephen W. Gurasich, E.D. Bohls, Echo Bay, Ltd., Walton Investments, Ltd. and James C. Bohls (collectively, the "Shareholders"), each a holder of "Shares" (as hereinafter defined) and, except for Tracker, a holder of Shareholder Notes issued by TRAVIS BOAT & MOTORS, INC., a Texas corporation (the "Company") pursuant to that certain Subordinated Note Purchase Agreement dated as of December 14, 2001 (the "Notes"), together with such other present and/or future shareholders of the Company as may hereafter become parties hereto or holders of Voting Trust Certificates (all of the foregoing being hereinafter being individually referred to as a "Shareholder" and collectively referred to as the "Shareholders"), on the one hand and KENNETH
N. BURROUGHS, an individual residing in Greene County, Missouri, and any successor or successors in trust (the "Trustee"), on the other hand.

         WHEREAS, Tracker (in conjunction with separate bridge financing being provided by the Company's senior lenders) is simultaneously herewith providing a secured bridge loan (the "Bridge Loan") to the Company and its subsidiaries; and

         WHEREAS, Tracker is willing to provide the Bridge Loan to the Company if, among other things, (i) the Shares currently owned by each of Tracker, Walton and Siddons (each, an "Initial Depositor" and collectively, the "Initial Depositors") are deposited with the Trustee to be held by the Trustee hereunder, and (ii) the Shareholders (including the Initial Depositors) agree to deposit any and all shares of Travis common stock acquired by them on the conversion of such Shareholder's Note(s) or, in the case of Tracker, its Shares acquired on the conversion of its "Preferred Stock" (defined below) (collectively, the "Underlying Stock") with the Trustee to be held by the Trustee hereunder; and

         WHEREAS, the Shareholders each deems it necessary, advisable and in such Shareholder's best interest to ensure the consummation of the Bridge Loan by depositing and/or agreeing to deposit their certificates representing the Shares or certificates which will represent shares of the Underlying Stock, if and when issued, with the Trustee; and

         WHEREAS, the Trustee has consented to act under this Voting Trust Agreement for the purposes herein provided.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and


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sufficiency of which are hereby  acknowledged,  and to induce Tracker to provide the Bridge Loan to the Company, the parties hereto agree as follows:

         1. Transfer of Stock to Trustee. The Shareholders do hereby acknowledge the matters set forth on Exhibit A attached hereto, and: (a) with respect to the Initial Depositors, have deposited shares of, in the case of Tracker, its Travis 6% Series A Cumulative Convertible Preferred Stock ("Preferred Stock") and, in the case of Walton and Siddons, their shares of common stock (such common and preferred shares being collectively called, the "Shares") with the Trustee under this Voting Trust Agreement as indicated on such Exhibit A, and shall immediately deposit with the Trustee any and all certificates for shares of Underlying Stock; and (b) with respect to those Shareholders other than the Initial Depositors, each such Shareholder agrees to deposit with the Trustee any and all shares of Underlying Stock acquired by such Shareholder upon the conversion of his Note(s). All certificates for Shares, including shares of Underlying Stock or other securities deposited hereunder (collectively, the "Securities") shall be made out in the name of the Trustee, or so endorsed, or accompanied by such instruments of transfer as to enable the Trustee to cause such certificates to be transferred into the name of the Trustee, as hereinafter provided. Upon receipt by the Trustee of the certificates for Securities and the transfer of the same into the name of the Trustee, the Trustee shall hold such Securities subject to the terms of this Voting Trust Agreement, and shall thereupon issue and deliver to the Shareholders Voting Trust Certificates in exchange for the Securities deposited by the Shareholders.

         All certificates of Securities transferred and delivered to the Trustee pursuant to this Voting Trust Agreement shall be surrendered by the Trustee to the Company and cancelled, and new certificates therefor shall be issued to and held by the Trustee in the name of "Kenneth N. Burroughs as Trustee under the Voting Trust Agreement, dated January 7, 2003" and shall have the following legend placed on the certificate therefor:

                           "The   shares   represented   by  this
                  certificate are subject to the terms of a Voting Trust Agreement dated January 7, 2003, as amended from time to time, a copy of which is on file at the office of Travis Boats and Motors, Inc."

This legend shall be in addition to any other legends which are required by federal or state laws (including, but not limited to any legend required by the Securities Act of 1933 or the "blue sky" laws of any state, or any rule or regulation thereunder) or as otherwise may be reasonably required by the Trustee.

         2. Voting Trust Certificates. The Voting Trust Certificates to be issued and delivered by the Trustee in respect of the Securities deposited with the Trustee ("Voting Trust Certificates") shall be in substantially the form of Exhibit B attached hereto.

         3. Transfer of Certificates. The Voting Trust Certificates shall be transferable at the office of the Trustee, at the Sportsman's Park Complex, 2500 East Kearney Street, Springfield, Missouri 65803 (or at such other office as the Trustee may designate by an instrument in writing signed by the Trustee and sent by mail to the registered holders of Voting Trust Certificates), on the books of

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the Trustee,  by the registered  owner thereof,  either in person or by his duly authorized attorney, in accordance with the terms of this Voting Trust Agreement, and according to the rules established for that purpose by the Trustee and upon surrender of such Voting Trust Certificates. The Trustee may treat the registered holder as owner thereof for all purposes whatsoever, but the Trustee shall not be required to deliver certificates of Securities hereunder without the surrender of such Voting Trust Certificates. The Trustee shall not be required to recognize any transfer of a Voting Trust Certificate not made in accordance with the provisions hereof.

         If a Voting Trust Certificate is lost, stolen, mutilated or destroyed, the Trustee, in the Trustee's discretion, may issue a duplicate of such certificate upon receipt of: (a) evidence of such fact satisfactory to the Trustee; (b) indemnity satisfactory to the Trustee; (c) the existing certificate, if mutilated; and (d) reasonable fees and expenses in connection with the issuance of a new trust certificate.

         4. Restrictions. No Shareholder shall sell, assign, give, pledge, encumber, dispose or otherwise transfer ownership of any right, title or interest to all or any portion of his Securities or Voting Trust Certificates in the Company, by operation of law or otherwise, except in accordance with and as provided by this Voting Trust Agreement and except in compliance with all applicable Federal and state securities laws, rules and regulations.

         5. Restrictions on Transfers. Voting Trust Certificates issued hereunder shall be freely transferable by the holders thereof without restriction other than compliance with all federal and state securities laws and all other applicable laws, rules and regulations. Certificates for the
Securities deposited hereunder in the name of the Trustee shall not be transferable at any time during the term hereof. Accordingly, during the term hereof, no such Securities may be transferred, conveyed, assigned, encumbered or hypothecated in any manner whatsoever by the Trustee or the holder of the related Voting Trust Certificate.

         6. Agreement. A copy of this Voting Trust Agreement, and of every agreement extending, supplementing or amending this Voting Trust Agreement, shall be filed in the principal office of the Company and shall be open to the inspection of any Shareholder or any beneficiary of the trust established under this Voting Trust Agreement. All Voting Trust Certificates issued under this Voting Trust Agreement shall be issued, received and held subject to the terms of this Voting Trust Agreement. Every person, firm, or corporation entitled to receive Voting Trust Certificates representing Securities, and their transferees and assigns, upon accepting the Voting Trust Certificates issued hereunder, shall be bound by the provisions of this Voting Trust Agreement and shall be considered a Shareholder for purposes of this Voting Trust Agreement. This Voting Trust Agreement shall be governed under the laws of the State of Texas.

         7. Termination of Agreement. Except as otherwise provided in this Voting Trust Agreement, the Trust created by this Voting Trust Agreement is hereby expressly declared to be irrevocable. Unless earlier terminated pursuant to this Section 7, this Voting Trust Agreement shall terminate and be of no further force and effect on January 7, 2008. This Voting Trust Agreement may be terminated at any time by the affirmative vote of holders of Voting Trust Certificates then representing a majority of the voting power of the Securities

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deposited hereunder,  however any extension of the expiration date shall require
the   affirmative   vote  of  all   holders   of  Voting   Trust   Certificates.
Notwithstanding the foregoing, this Voting Trust Agreement will terminate at such time as Tracker (and its affiliates) has held shares, whether directly or indirectly through Voting Trust Certificates, representing, on a fully diluted, as if converted basis, at least fifty-five percent (55%) of the then outstanding capital stock of Travis having general voting power (the "Voting Capital Stock"), for a continuous period of thirty consecutive days.

         If, on or after March 31, 2003, the number of Shares held of record by the Trustee hereunder exceeds fifty-five percent (55%) of the then outstanding Voting Capital Stock (such excess number of shares being called the "Excess Share Amount"), then the Trustee shall distribute to the Initial Depositors other than Tracker, pro rata based upon the number of Shares of common stock deposited hereunder by such Initial Depositors, that number of Shares of common stock equal to the Excess Share Amount so as to reduce the amount of Shares being held by the Trustee hereunder to fifty-five percent (55%) of the then outstanding Voting Capital Stock (rounding downward to the nearest whole share). Such distribution shall be made promptly by the Trustee to an Initial Depositor upon the surrender by such Initial Depositor of his Initial Depositor's Voting Trust Certificate in exchange for a certificate representing the number of Shares of common stock being distributed to such Initial Depositor, together with a new Voting Trust Certificate representing the remaining Shares deposited by such Initial Depositor being held by the Trustee hereunder.

         8. Termination Procedure. Upon the termination of this Voting Trust Agreement as provided in paragraph 7 hereof, the Trustee, at such time as the Trustee may choose during the period commencing twenty (20) days before and ending twenty (20) days after such termination, shall mail written notice of such termination to the registered owners of the Voting Trust Certificates, at the addresses appearing on the transfer books of the Trustee. From the date specified in any such notice (which date shall be fixed by the Trustee), the Voting Trust Certificates shall cease to have any effect, and the holders of such Voting Trust Certificates shall have no further rights under this Voting Trust Agreement other than to receive certificates for the Securities or other property to the extent distributable under the terms of this Voting Trust Agreement.

         Within thirty (30) days after the termination of this Voting Trust Agreement, the Trustee shall deliver to the registered holders of all Voting Trust Certificates, certificates for the number of shares of the Securities represented thereby or other property as specified under the terms hereof, upon the surrender of such Voting Trust Certificates properly endorsed, such delivery to be made in each case at the designated office of the Trustee.

         At any time subsequent to thirty (30) days after the termination of this Voting Trust Agreement, the Trustee may deposit Securities with the Company equal to the number of Securities represented by the Voting Trust Certificates then outstanding, with authority in writing to the Company to deliver the Securities in exchange for such Voting Trust Certificates. Upon such deposit, all further liability of the Trustee for the delivery of the Securities and the delivery or payment of dividends upon surrender of the Voting Trust Certificates shall cease, and the Trustee shall not be required to take any further action hereunder.

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         9. Dividends and Other Distributions.  Prior to the termination of this
Voting Trust  Agreement,  the holder of each Voting Trust  Certificate  shall be
entitled  to  receive   payments   equal  to  the  cash   dividends   and  other
distributions, if any, received by the Trustee upon a like number and class of shares of the Securities deposited by such holder hereunder is called for by each such Voting Trust Certificate. If any dividend or other distribution in respect of the Securities deposited with the Trustee is paid, in whole or in part, in stock having general voting powers, the Trustee shall likewise hold, subject to the terms of this Voting Trust Agreement, the Securities which are received by the Trustee on account of such dividend or other distribution, and the holder of each Voting Trust Certificate representing Securities on which such stock dividend has been paid shall be entitled to receive a Voting Trust Certificate issued under this Voting Trust Agreement for the number of shares and class of stock which constitutes such dividend or distribution. Holders entitled to receive the dividends or distributions described hereinabove shall be persons registered as such on the transfer books of the Trustee at the close of business on the day fixed by the Company for the taking of a record to determine those holders of its stock entitled to receive such dividends or distributions, or if the Trustee has fixed a date, as hereinafter in this paragraph provided, for the purpose of determining the holders of Voting Trust Certificates entitled to receive such payment or distribution, then persons registered as such at the close of business on the date so fixed by the Trustee shall be entitled to receive the dividends or distributions referred to herein.

         If any dividend or distribution in respect of any of the Securities deposited with the Trustee is paid other than in cash or in stock having general voting powers, the Trustee shall distribute the same among the registered holders of the related Voting Trust Certificates at the close of business on the day fixed by the Trustee for taking a record to determine the holders of Voting Trust Certificates entitled to receive such distribution. Such distribution shall be made to such holders of Voting Trust Certificates ratably, in accordance with the number of shares represented by their respective Voting Trust Certificates.

         The transfer books of the Trustee may be closed temporarily by the Trustee for a period not exceeding twenty (20) days preceding the date fixed for the payment of dividends or like distributions, or the distribution of assets or rights, or at any other time in the discretion of the Trustee. In lieu of providing for the closing of the books against the transfer of Voting Trust Certificates, the Trustee may fix a date not exceeding twenty (20) days preceding any date fixed by the Company for the payment of dividends or other distributions, or for the distribution of assets or rights, as a record date for the determination of the holders of Voting Trust Certificates entitled to receive such dividends or distributions, and the holders of Voting Trust Certificates of record at the close of business on such date shall exclusively be entitled to participate in such dividends or distributions.

         In lieu of receiving cash dividends or other distributions upon the Securities and paying the same to the holders of Voting Trust Certificates pursuant to the provisions of this Voting Trust Agreement, the Trustee may instruct the Company in writing to pay such dividends or distributions directly to the holders of the Voting Trust Certificates. The Trustee may at any time revoke such instructions, and by written notice to the Company, may direct it to pay dividends or other distributions to the Trustee. Upon such instructions

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being given by the Trustee to the Company, and until revoked by the Trustee, all liability of the Trustee with respect to such dividends or distributions paid by the Company directly to the holders of the Voting Trust Certificates, or not paid by the Company to the Trustee, shall cease.

         10. Dissolution of Company. In the event of the dissolution or total or partial liquidation of the Company, whether voluntary or involuntary, the Trustee shall receive the monies, securities, rights or property to which the holders of the Securities deposited hereunder are entitled, and shall distribute the same among the registered holders of Voting Trust Certificates in proportion to their interests, as shown by the books of the Trustee, or the Trustee may, in the Trustee's discretion, deposit such monies, securities, rights or property with any bank or trust company as the Trustee shall determine, with authority and instructions to distribute the same as above provided, and all further obligations or liabilities of the Trustee in respect of such monies, securities, rights or property so distributed shall cease.

         11. Reorganization of the Company. In case the Company is merged into or consolidated with another corporation, or all or substantially all of the assets of the Company are transferred to another corporation, then in connection with such transfer, the term "Company," for all purposes of this Voting Trust Agreement, shall be taken to include such successor corporation, and the Trustee shall receive and hold under this Voting Trust Agreement any stock of such successor corporation received on account of the ownership, as Trustee hereunder, of the Securities held hereunder prior to such merger, consolidation or transfer. Voting Trust Certificates issued and outstanding under this Voting Trust Agreement at the time of such merger, consolidation or transfer may remain outstanding, or the Trustee may, in the Trustee's discretion, substitute for such Voting Trust Certificates new Voting Trust Certificates in appropriate form, and the term "Stock" as used herein shall be taken to include any stock which may be received by the Trustee in lieu of all or any part of the stock of the Company.

         12. Rights and Duties of Trustee. Until the actual delivery to the holders of Voting Trust Certificates issued hereunder of the Securities in exchange therefor, and until the surrender of the Voting Trust Certificates for cancellation, no Shareholder shall have the right to vote the Securities held hereunder. The Trustee shall have the exclusive right to exercise all of the Shareholders' voting rights and powers in respect of such shares deposited hereunder, as if the Trustee was the absolute owner thereof. Without limiting the generality of the foregoing, the Trustee shall have the right to exercise, in person or by the Trustee's nominees or proxies, all Shareholders' rights and powers in respect of all the Securities deposited hereunder, including the right to vote and to take part in or consent to any corporate or Shareholders' action of any kind whatsoever. The right to vote shall include, without limitation, the right and duty to vote for any election or removal of directors (including, without limitation, a person who is an officer, director, employee or in any manner affiliated with Tracker or any of its affiliates), and in favor of or against any resolution or proposed action of any character whatsoever, which may be presented at any meeting, or require the consent of the shareholders of the Company, including, without limitation, the dissolution or liquidation of the Company.

         In voting the Securities held by the Trustee under this Voting Trust Agreement, the Trustee shall vote to take such part or action in respect to the management of the Company's affairs as the Trustee may deem necessary, to the end that the Trustee may be advised of the affairs of the Company and the

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management  thereof;  and in voting  upon any  matters  that may come before the
Trustee at any shareholders' meeting, the Trustee shall exercise the Trustee's best judgment, but the Trustee shall not be personally liable with respect to any action taken pursuant to the Trustee's votes so cast in any matter or act committed or omitted to be done under this Voting Trust Agreement, provided such commission or omission does not amount to willful misconduct on the Trustee's part.

         13. Initial and Successor Trustee. The initial Trustee hereunder is KENNETH N. BURROUGHS. At any time and from time to time, holders of Voting Trust Certificates then representing a majority of the voting power of the Securities deposited hereunder, may remove the Trustee with or without cause, and/or designate in writing as a new Trustee, Co-Trustee or a successor Trustee, one or more individuals or a bank or trust company having trust powers and trust assets under management of at least One Hundred Million Dollars ($100,000,000.00), or any combination thereof, and such written designation may provide for a series of successor Trustees, and may terminate the services of any Trustee designated by him. If a Trustee is unable to serve and there is no named or designated Trustee who is able and willing to serve, then the holders of Voting Trust Certificates then representing a majority of the voting power of the Securities deposited hereunder shall designate one or more persons, bank or trust companies meeting the qualifications described above to serve as successor trustee(s) or co-trustees. Such written designation may be amended or revoked at any time and such designation may provide for a series of successor Trustees. If there is more than one Trustee hereunder, then a majority vote of such Trustees shall be required for any action of the Trustees hereunder.

         14. Reimbursement of Trustee Expenses; Liability of Trustee. The Trustee shall not be paid compensation for the Trustee's services. The Trustee shall have the right to incur and pay such reasonable expenses and charges, and to employ and pay such agents, attorneys and counsel as the Trustee may deem necessary and proper for carrying this Voting Trust Agreement into effect. Any such expenses or charges incurred by or due to the Trustee may be deducted from the dividends or other monies or property received by the Trustee on the shares of Travis Common Stock deposited hereunder, or the Trustee may render statements directly to the registered holders of all the Voting Trust Certificates outstanding under this Voting Trust Agreement for payment of such expenses on a pro rata basis. Nothing herein shall disqualify the Trustee or incapacitate the Trustee from serving the Company or one or more of the holders of the Voting Trust Certificates in any capacity, and from receiving compensation for such service.

         The Trustee shall incur no responsibility or liability by reason of any error of law or with respect to anything done or suffered or omitted, except for the Trustee's own individual willful misconduct or failure to exercise good faith in connection with or arising out of this Voting Trust Agreement or the discharge by the Trustee of the Trustee's duties hereunder. The Shareholders agree to indemnify and save harmless the Trustee from and against any and all claims, expenses and liabilities incurred by the Trustee or asserted against the Trustee in connection with or arising out of this Voting Trust Agreement or the discharge by the Trustee of the Trustee's duties hereunder, except for a Trustee's willful misconduct or failure to exercise good faith in such matters, which agreement to indemnify and hold the Trustee harmless shall be subject to contribution by the Shareholders in proportion to their interest in the Securities entrusted with the Trustee hereunder at the time of the initial

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assertion of a claim by any Trustee to be so indemnified  or held  harmless.  No
Trustee shall be required to give any bond or other security for the discharge of the Trustee's duties.

         The Trustee may consult with legal counsel and the Trustee shall be fully protected and be subject to no liability for any action under this Voting Trust Agreement taken or suffered in good faith by the Trustee in accordance with the opinion of such counsel; the Shareholders shall pay the costs of such legal counsel.

         15.  Shareholder   Representations  and  Agreements.  Each  Shareholder
represents, warrants and agrees as follows:

                  (a) that Exhibit A annexed hereto sets forth the shares of Securities of Travis of which such Shareholder is the record and beneficial owner and that with respect to the Notes, the number of shares of Travis Common Stock into which such Notes are convertible;

                  (b) that such Shareholder is on the date hereof the lawful owner of the number of shares of Securities and the Notes set forth therein, free and clear of all liens, security interests, encumbrances, voting agreements and commitments of every kind, except as disclosed in such Exhibit A;

                  (c) except as set forth in Exhibit A, such Shareholder does not own or hold any rights to acquire any additional shares of Securities of Travis (by exercise of stock options or otherwise) or any interest therein or any voting rights with respect to any additional shares of Securities;

                  (d) such Shareholder has all necessary power and authority to enter into this Voting Trust Agreement, and that this Voting Trust Agreement is the legal, valid and binding agreement of the Shareholder, and is enforceable against such Shareholder in accordance with its terms;

                  (e) such Shareholder agrees that monetary damages would be an inadequate remedy for the breach by such Shareholder of any term or condition of the Voting Trust Agreement, and that the Trustee shall be entitled to a temporary restraining order and preliminary and permanent injunctive relief in order to enforce the agreements of such Shareholder set forth herein, without the posting of a bond or other security; and

                  (f)  with  respect  to  the  Notes,   each  Noteholder  hereby
         acknowledges and agrees that an appropriate legend will be placed on his or her Note to indicate that any transferee or assignee thereof will be subject to the terms of this Voting Trust Agreement with respect to any shares of Underlying Stock resulting from the conversion thereof, and that such transferee or assignee shall be required to recognize and acknowledge such understanding in writing for the benefit of the Trustee as a condition precedent to the transfer or assignment of such Note(s).

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         16.  All  notices  and  other  communications   required  or  permitted
hereunder shall be in writing and shall conclusively deem to have been duly given: (a) when hand delivered to the receiving party; (b) when received when sent by facsimile at the applicable address and the numbers set forth below or shown on the transfer books of Trustee; (c) three business days after deposit in the U.S. Mail with first class or certified mail receipt requested postage prepaid and addressed to the applicable party as set forth below or in the transfer books of Trustee; or (d) the next business day after deposit with a
national  overnight  delivery  service,   postage  prepaid,   addressed  to  the
applicable party as set forth below or in the transfer books of Trustee with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

         To the Trustee:   Kenneth N. Burroughs, Trustee
                           c/o Tracker Marine L.L.C.
                           2500 East Kearny Street
                           Springfield, Missouri  65803
                           Fax No.:  (417) 873-5052

         With a copy to:   Gallop, Johnson & Neuman, L.C.
                           101 S. Hanley, Suite 1600
                           St. Louis, Missouri  63105
                           Attn:  Robert H. Wexler, Esq.
                           Fax No.: (314) 615-6001

         To the Company:   Travis Boats and Motors, Inc.
                           5000 Plaza of the Lake
                           Suite 250
                           Austin, Texas  78746
                           Attention:  Mark T. Walton
                           Fax No.:  (512) 329-0480

         With a copy to:   Jenkens & Gilchrist, PC
                           2200 One American Center
                           600 Congress Avenue
                           Austin, Texas 78701
                           Attn:  J. Rowland Cook, Esq.
                           Fax No.: (512) 404-3520

Every notice so given shall be effective, whether or not received, and the date of mailing shall be the date such notice is deemed given for all purposes. The addresses of the holders of Voting Trust Certificates, as shown on the transfer books of the Trustee, shall in all cases be deemed to be the addresses of Voting Trust Certificate holders for all purposes under this Voting Trust Agreement, without regard to what other or different addresses the Trustee may have for any Voting Trust Certificate holder on any other books or records of the Trustee.

         All distributions of cash, securities or other property hereunder by the Trustee to the holders of Voting Trust Certificates may be made, in the discretion of the Trustee, by registered mail in the same manner as hereinabove provided for the giving of notices to the holders of Voting Trust Certificates.

         17. Securities Act Restrictions. The Shareholders acknowledge their recognition and understanding that neither their Voting Trust Certificate(s) nor any interest of the Shareholders created by the terms of this Voting Trust Agreement is or will be registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or under any state securities law (collectively, the "Securities Acts"), in reliance upon exemptions contained in the Securities Acts. In addition, the Shareholders understand and agree that: (a) all of the Voting Trust Certificates, and all of the interest of the Shareholders created by this Voting Trust Agreement, have been or are being acquired by the Shareholders for their own accounts and not with a view to, or for resale in connection with, any distribution of such shares or interest within the meaning of the Securities Acts; and (b) neither such Voting Trust Certificates nor such interest created by this Voting Trust Agreement have been registered under any of the Securities Acts, and each must be held indefinitely unless they are subsequently registered under the
Securities Acts or an exemption from such registration is available. The Shareholders acknowledge and agree that the Trustee has no obligation to cause the Voting Trust Certificates or any such interested created by the terms of this Voting Trust Agreement to be registered under any of the Securities Act, nor does the Trustee have the obligation to comply with any exemption under the Securities Acts which would permit the same to be transferred without registration.


                                    *********

         IN WITNESS WHEREOF, the Trustee has signed this Voting Trust Agreement, and the Shareholders have signed this Voting Trust Agreement.



TMRC, L.L.P.


By:
   --------------------------------------------------

Name:
     ------------------------------------------------

Title:
      -----------------------------------------------


-----------------------------------             --------------------------------
Mark T. Walton                                  E. D. Bohls


-----------------------------------             --------------------------------
Ronnie L. Spradling                             James C. Bohls


-----------------------------------             Echo Bay, Ltd.
Robert C. Siddons
                                                By:
JE Simpson Family Partners, LP                     -----------------------------
                                                Name:
By:                                                  ---------------------------
   --------------------------------             Title:
Name:                                               ----------------------------
     ------------------------------
Title:                                          Walton Investments, Ltd.
      -----------------------------
                                                By:
                                                   -----------------------------
-----------------------------------             Name:
Stephen W. Gurasich                                  ---------------------------
                                                Title:
                                                      --------------------------


                                                --------------------------------
                                                Kenneth N. Burroughs, Trustee

                                    EXHIBIT A


                                                                                Shareholder Notes
Shareholder                                 Shares of Stock                       (as if converted)
-----------                                 ---------------                       -----------------

Tracker                                            3,137,255*

Mark T. Walton                                       334,200

Ronnie L. Spradling                                                                      60,990

Robert C. Siddons                                    292,866                            121,981

JE Simpson Family Partners, LP                                                          121,981

Stephen W. Garasich                                                                      60,990

E.D. Bohls 60,990

Echo Bay, Ltd.                                                                           40,660

Walton Investments, Ltd.                                                                 50,825

James C. Bohls                                                                           10,165
                                                    --------                            -------

                                                   3,764,321                            528,582



* Represents voting rights of the 6% Series A Cumulative Convertible Preferred Stock of Travis.

                                    EXHIBIT B

NO. ________                                                    _________ SHARES

                           TRAVIS BOATS & MOTORS, INC.
                               A TEXAS CORPORATION

                     VOTING TRUST CERTIFICATE FOR SECURITIES

         This certifies that ___________________________ or permitted registered assigns is entitled to all the benefits arising from the deposit with the Trustee under the Voting Trust Agreement (defined below), of certificates for __________ shares of the Securities of Travis Boats & Motors, Inc., a Texas corporation (the "Company"), as provided in such Voting Trust Agreement and subject to the terms thereof. Capitalized terms not defined herein shall have that meaning ascribed to such term in the Voting Trust Agreement.

         This Certificate is issued, received and held under, and the rights of the owner hereof are subject to, the terms of a Voting Trust Agreement dated January 7, 2003, between TMRC, L.L.P., a Missouri limited liability partnership, and certain holders of certificates issued thereunder (the "Voting Trust Agreement"). A copy of the Voting Trust Agreement, and of every agreement amending or supplementing the same, is on file in the principal office of the Company. By acceptance hereof, the registered owner of this Certificate hereby assents to, and agrees to be bound by, all of the terms and conditions of the Voting Trust Agreement, whether or not said registered owner has executed the Voting Trust Agreement.

         Stock certificates for the number of shares of Securities then represented by this Certificate, or the net proceeds in cash or property of such shares, shall be due and deliverable hereunder upon the termination of the Voting Trust Agreement, as provided therein.

         The Voting Trust Agreement shall continue in full force and effect until January 7, 2008, unless such date is extended or the Voting Trust
Agreement  is  terminated  prior  thereto,  as  provided  in  the  Voting  Trust
Agreement.

         This Certificate is transferable only in compliance with Section 3 of the Voting Trust Agreement, and permitted transfers only of this Certificate shall be accomplished on the books of the Trustee upon surrender (by the registered owner hereof or his duly authorized representative) of this Certificate at the principal office of the Trustee, as aforesaid, in accordance with rules to be established for that purpose by the Trustee, and upon presentation to the Trustee of all necessary documentation to support such permitted transfer.

         This Certificate shall not be valid for any purpose until duly signed by the Trustee.

         IN WITNESS WHEREOF, the Trustee has signed this Certificate on this 7th day of January, 2003.



                                                --------------------------------
                                                 Kenneth N. Burroughs, Trustee